Exhibit 10.72

Property Address: 25 and 41 Sawyer Passway,

Fitchburg, MA 01420

AFTER RECORDING, RETURN TO:

Kerry S. Kehoe, Esquire

Holland & Knight LLP

10 St. James Avenue

Boston, MA 02116

MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT

Article  I

Definitions and Security Interests

1.1    Definitions

The terms used below shall have the meanings there indicated.

Advances:	As defined in the Credit Agreement.

Affiliate:	As defined in the Credit Agreement.

Borrower:	Micron Products Inc., a Massachusetts corporation.

Borrower’s Certificate:	As defined in Section 3.4(f).

Code:	Massachusetts Uniform Commercial Code, as in effect from time to time.

Collateral:	As defined in the Credit Agreement and including, without limitation,

(a) All Borrower's accounts, accounts receivable, contract rights, documents, instruments, general intangibles, and rents and profits, in each case arising from or related to the Mortgaged Property;

(b)

All Borrower's goods and equipment now or hereafter attached to, located on or used in connection with the Improvements, including without limitation, furniture, furnishings, appliances, partitions, screens, window treatments, floor coverings, hall and lobby equipment and cleaning and maintenance equipment and supplies;

	(c)	All Borrower's rights as lessee of all property now or hereafter located on or used in connection with the operation or maintenance of the Premises;

	(d)	All contracts, agreements, licenses, permits and approvals for the construction, ownership, maintenance and operation of the Mortgaged Property;

(e)

All warranties and guarantees of construction contractors and subcontractors and of suppliers and manufacturers of equipment and material or other property incorporated into the Improvements or otherwise constituting part of the Premises;

	(f)	The good will and trade names of Borrower and any business conducted on the Mortgaged Property by Borrower, and all service marks and logotypes used in connection therewith;

	(g)	All books, records, plans and specifications and operating manuals of Borrower relating to the construction, use, operation, occupancy, and maintenance of the Mortgaged Property;

	(h)	The proceeds of any insurance for damage to the property described above as “Collateral”;

	(i)	The proceeds of all judgments, awards of damages, and settlements for, or in lieu of, the taking by eminent domain of all or any part of the property described above as “Collateral”;

	(j)	All Borrower's rights in all security deposits paid by any tenants of the Mortgaged Property; and

	(k)	All letters of credit issued on behalf of any tenants of the Mortgaged Property and naming Borrower as the original beneficiary, and the proceeds thereof.

Credit Agreement:	The Credit and Security Agreement of even date between Borrower and Lender, as amended, modified, supplemented or

Environmental Indemnity Agreement:	The Environmental Indemnity Agreement of even date between Borrower and Lender, as amended, modified, supplemented or restated from time to time.

Environmental Laws:	As defined in the Environmental Indemnity Agreement.

Event of Default:	As defined in Section 6.1.

Excluded Obligations:	As defined in the Credit Agreement.

EXHIBIT A:	Description of Premises.

Governmental Authority:	As defined in the Credit Agreement.

Hazardous Materials:	As defined in the Environmental Indemnity Agreement.

Hedge Agreement:	As defined in the Credit Agreement.

Impositions:	As defined in Section 3.6(a).

Lender:	Rockland Trust Company, a Massachusetts trust company.

Lender Expenses:	As defined in the Credit Agreement.

Loans:	The (i) Advances, (ii) Real Estate Term Loan, and (iii) M&E Term Loan.

Loan Documents:	As defined in the Credit Agreement, including, without limitation, the Credit Agreement, the Notes and this Mortgage.

M&E Term Loan:	As defined in the Credit Agreement.

Mortgaged Property:	The Premises and the Collateral.

Notes:

Collectively, each of the (i) Real Estate Term Loan Note from Borrower to Lender in the original principal amount of $2,000,000.00, (ii) M&E Term Loan Note from Borrower to Lender in the original principal amount of $2,500,000.00, and (iii) Revolver Note from Borrower to Lender in the principal amount of $5,000,000.00, as each may be amended, modified, supplemented or restated from time to time.

Obligations:

As defined in the Credit Agreement, including, without limitation, all debts, principal, interest (including any interest that, but for the commencement of a bankruptcy proceeding, would have accrued), premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of a bankruptcy proceeding, would have accrued), covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Notes, this Mortgage, any Hedge Agreement, the Credit Agreement and all other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, provided, however, that “Obligations” shall not include Excluded Obligations of Borrower.

Person:	As defined in the Credit Agreement.

Premises:	(a)

The fee simple estates in the land (the “Land”) known as and numbered 25 Sawyer Passway, Fitchburg, Massachusetts 01420 and 41 Sawyer Passway, Fitchburg, Massachusetts 01420, and more particularly described in Exhibit A, together with a fee simple interest in all buildings, structures and improvements (“Improvements”) now or hereafter thereon, together with all appurtenances thereto and interests therein now or hereafter owned by Borrower, including Borrower's rights in all fixtures now or hereafter attached to, located on or used in connection with the Improvements, and all leases, occupancy agreements, and rents and profits thereof;

	(b)	All replacements of and additions to all of the property described above as “Premises”;

	(c)	The proceeds of any insurance for damage to the property described above as “Premises”; and

	(d)	The proceeds of all judgments, awards of damages and settlements for, or in lieu of, the taking by eminent domain of any part of the property described above as comprising “Premises”.

Real Estate Term Loan:	As defined in the Credit Agreement.

Required Approvals:

Any easement, restriction, license, permit, approval, authorization, agreement, consent, or waiver required by law, ordinance, rule or regulation or otherwise necessary or desirable for the acquisition, construction, use, occupancy, maintenance, and operation of the Premises or Improvements whether obtained from any Governmental Authority or other party.

Restoration Deposits:	As defined in Section 4.6.

Stock:	As defined in the Credit Agreement.

Taking:	As defined in Section 5.1.

Title Insurance Commitment:	As defined in Section 3.2(a).

UCC Terms:	Any terms used in this Mortgage that is defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

Article II

Grant of Mortgage and Security Interest

2.1    Grant of Mortgage

For good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, Borrower GRANTS to Lender, with MORTGAGE COVENANTS the Mortgaged Property as security for the Obligations.

2.2    Grant of Security Interest

For good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, Borrower grants Lender a first priority security interest in the Collateral under the Code to secure the Obligations. The recording of this Mortgage and Security Agreement with said Worcester North District Registry of Deeds shall constitute a fixture filing and financing statement under the Code. Neither this grant of a security interest nor the filing of a financing statement shall, however, be deemed to impair the intention that to the extent possible all property included in the Mortgaged Property is a part of the real estate.

Article III

Representations, Warranties, and Agreements

3.1    General

Borrower hereby represents, warrants and agrees with Lender that:

(a)    Borrower shall, at its expense, cause this Mortgage and each amendment thereof and appropriate financing and continuation statements to be recorded and filed in order to establish and preserve the liens and security interests of Lender;

(b)    Borrower will strictly comply with, and supply satisfactory evidence of compliance with, all laws, ordinances, by-laws, rules and regulations including zoning, subdivision control, environmental and other land use control laws, all applicable building, health and sanitation laws, and all easements, restrictions, agreements and encumbrances affecting the Mortgaged Property. Borrower will obtain all Required Approvals and fulfill in every way the requirements of all Governmental Authorities. Borrower will comply with the requirements of the Environmental Laws and will promptly notify Lender of any Hazardous Materials located in or on the Mortgaged Property; and

(c)    To the best of Borrower's knowledge, neither it nor any guarantor of Borrower's obligations is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

3.2    Title to Mortgaged Property; Other Liens

Borrower represents, warrants and agrees with Lender that:

(a)    Borrower owns good clear record and marketable fee simple absolute title to the Mortgaged Property, free of all encumbrances except those specifically described in the title insurance policy delivered by Borrower and accepted by Lender (the “Title Insurance Commitment”) and insuring Lender's interest as the holder of the first mortgage lien on the Mortgaged Property, and good and marketable title to the Collateral, free of all encumbrances. Borrower shall not create, permit or suffer to be created, and shall promptly discharge, any mortgage, lien, attachment, lis pendens, or other encumbrance on the Mortgaged Property or any part thereof or interest therein, other than this Mortgage and those matters enumerated in the Title Insurance Commitment. Borrower shall promptly give Lender notice of, and, unless Lender requests otherwise, Borrower shall appear in and diligently contest at Borrower's expense, any action or proceeding which purports to affect Borrower's title to the Mortgaged Property, the priority or validity of the lien of this Mortgage, or any rights created or secured by the Loan Documents. Lender shall have the right to intervene or otherwise participate in any such action or proceeding, whether or not a continuing Event of Default exists;

(b)    Borrower will take all reasonable steps to prevent the recording of any notice of contract, notice of subcontract, or materialmen's or mechanic's lien relating to the Mortgaged Property. Borrower will take all steps necessary, including bonding, to discharge or remove the same promptly from the record. Notwithstanding the foregoing provisions of this clause (b), the Borrower may allow a notice of contract to be filed pursuant to Massachusetts General Laws Chapter 254, provided that the Borrower's general contractor provides Lender with a fully executed statutory partial waiver and subordination with each progress payment;

(c)    Lender may allow Borrower to contest any notice, lien, attachment, lis pendens or other encumbrances relating to the Mortgaged Property, or any tax, assessment or other governmental levy, provided that Borrower notifies Lender of its intention to do so, contests the same diligently and in good faith, and prior to commencing such contest, provides Lender with adequate security, in Lender's sole judgment, against the enforcement thereof or loss therefrom during such contest. Borrower acknowledges that certain encumbrances may present such a threat to Lender's security that Lender need not allow Borrower to contest the same or may require

Borrower to deliver to Lender cash, or its equivalent (including without limitation an irrevocable letter of credit from an issuer and in form reasonably acceptable to Lender), equal in value to the Mortgaged Property, provided that if a bond in form reasonably acceptable to Lender or other security has been presented to court or a lien bond in form reasonably acceptable to Lender recorded to dissolve any such attachment, Borrower shall not be required to provide to Lender duplicate security beyond said bond or other security; and

(d)    On request of Lender, Borrower promptly shall execute and deliver such instruments and take or cause to be taken such action as may be required to establish, preserve and protect the lien and security interests of Lender in the Mortgaged Property.

3.3    Restrictions on Transfers

Borrower will not, without the prior written approval of Lender in each instance, either voluntarily or involuntarily:

(a)    Convey, assign, or permit the conveyance or assignment of all or any part of any legal or beneficial interest in the Mortgaged Property, except as otherwise permitted under the Credit Agreement; or

(b)    Collect funds for the occupancy or use of the Mortgaged Property or any part thereof from any tenant or other occupant or user in excess of one month’s rent, unless said funds are to be held as a deposit in a deposit account with Lender.

3.4    Leases

Borrower will:

(a)    Not enter into any new lease, amendment or modification of any existing or future lease in any building on the Mortgaged Property, or any agreement of any kind permitting present or future occupancy or use of the Mortgaged Property or any part thereof or give any consent or exercise any option required or permitted under any lease without the prior written consent of Lender (which consent, in the case of any new lease or any amendment or modification of any existing or future lease with a non-Affiliate, will not be unreasonably withheld), and will deliver to Lender promptly after execution thereof copies of all leases of space in the Mortgaged Property, regardless of the amount of space covered by such leases;

(b)    Not amend, terminate or take any action with respect to any lease which would adversely affect Borrower's rights under, or cause or permit a termination of, any existing or future leases or agreements without the prior written consent of Lender;

(c)    Punctually perform all the terms and conditions to be performed by Borrower under each lease and agreement to which the Mortgaged Property is at any time subject;

(d)    Assign to Lender all leases and agreements and the rents and profits therefrom. Such assignments shall (i) be in form satisfactory to Lender, (ii) be legally sufficient to empower Lender to assign any such leases and agreements to any person or entity acquiring title to all or any part of the Mortgaged Property by foreclosure proceedings or otherwise; (iii) shall provide that after foreclosure or delivery of a deed in lieu of foreclosure, no assignee of any lease or agreement so assigned shall be liable to account to Borrower for rents or profits thereafter accruing; and (iv) permit Lender after any Event of Default has occurred and is continuing to collect rents and profits and to apply the same to the Obligations in the order set forth in the Credit Agreement;

(e)    Promptly notify Lender of any material default of which Borrower has knowledge under any lease or occupancy agreement; and

(f)    Upon request by Lender from time to time, and in any event annually on the anniversary date hereof, promptly furnish Lender with a certified rent roll stating the same categories of information for each tenant as are set forth on the rent roll attached to the Borrower's Certificate Respecting Leases of even date delivered by Borrower to Lender in connection with the closing of the Real Estate Term Loan (the “Borrower's Certificate”).

Borrower has heretofore furnished to Lender a true, accurate and complete rent roll of all tenants and occupants of the Improvements as of the date hereof.

Borrower has not received notice of a landlord default from any of the tenants, and there are no disputes with respect to any of the leases other than as expressly set forth in the Borrower's Certificate.

No tenant has any right to a credit or offset against the rent payable pursuant to any of the leases other than as expressly set forth in the leases, no tenant is currently withholding payment of any rent, no tenant has paid any rent or other sum due under any of the leases more than thirty days in advance of the due date thereof, and no tenant is entitled to any free rent, payment or other credit except as expressly set forth in the Borrower's Certificate.

3.5    Operation of the Mortgaged Property

Borrower will:

(a)    Not, except as expressly approved in writing by Lender (such approval not to be unreasonably withheld with respect to such alteration of addition), make or permit any material alteration (other than tenant improvements) or addition to, any removal or demolition (other than removal of tenant improvements in order to accommodate new tenants) of, or any strip or waste of, the Mortgaged Property;

(b)    Not permit the use of the Mortgaged Property for any purpose except the lawful uses being made thereof as of the date hereof;

(c)    Not operate the Mortgaged Property or any building or improvement now or hereafter located thereon, or permit the same to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Mortgaged Property or any portion thereof, whether as tenants, stockholders or otherwise, or otherwise submit the Mortgaged Property to the provisions of Massachusetts General Laws Chapter 183A;

(d)    Maintain all Required Approvals in full force and effect; and

(e)    Perform all of Borrower's obligations under all contracts relating to the ownership, use, operation, maintenance or occupancy of the Mortgaged Property.

3.6    Tax Escrow

Borrower will:

(a)    Upon the occurrence and during the continuance of an Event of Default and after written notice from Lender to Borrower, deposit with Lender monthly, on each date on which a payment is due under the Notes, or on such other date as Lender may specify, one-twelfth of such amount as Lender estimates will be required to pay all real estate taxes, municipal charges and assessments, including without limitation all betterments, water and sewer and other assessments and other governmental liens assessed against the Mortgaged Property (“Impositions”) at least thirty (30) days before the same become due, Lender may estimate the amount of such funds on the basis of current data and reasonable estimates of expenditures of future escrow payments or otherwise in accordance with applicable law. Lender shall not be deemed a trustee with respect to such deposits and shall not be required to keep said deposits separate from its general accounts or to pay interest thereon to Borrower unless required by law. If at any time Lender determines such deposits are or will be insufficient to discharge the amounts actually required to pay such Impositions as may be due, any deficiency shall be promptly deposited by Borrower with Lender. Upon the occurrence and during the continuance of an Event of Default, or if Borrower shall fail at any time to pay when due any water or sewer charges assessed against the Mortgaged Property, then upon written notice from Lender to Borrower, Borrower shall thereafter pay to Lender with each monthly payment of principal and interest, one-twelfth of such amount as Lender estimates will be required to pay such sewer and water charges. During such time, Borrower shall transmit to Lender all bills for such Impositions as soon as received. Should the amount deposited with Lender by Borrower in any year exceed the amount required, such excess shall be applied to escrow payments for the succeeding year. Payments from said account for such purposes may be made by Lender at its discretion even though subsequent owners of the Mortgaged Property may benefit thereby, but in any event shall be used to pay Impositions;

(b)    If at any time Lender does not require the escrow of tax payments, Borrower shall furnish Lender with the receipted real estate tax and assessments bills for the Mortgaged Property five (5) days prior to the date from which interest or penalty would accrue for nonpayment thereof; and

(c)    Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any other remedies available to it, apply to the reduction of the sums secured hereby, in the order set forth in the Credit Agreement.

3.7    Notices

Borrower will deliver to Lender, in the manner prescribed in the Credit Agreement and upon receipt of the same, copies of all notices, certificates and documents received by Borrower which materially affect the Mortgaged Property or its use or which make a claim or assertion which if true would cause Borrower to be in default under the Loan Documents.

3.8    Financial and Operating Information

Borrower will promptly furnish Lender such financial information as is requested under the Credit Agreement.

To the extent any lease requires the tenant to provide any financial information to Borrower as landlord, then upon the request of Lender, Borrower shall use commercially reasonable efforts to obtain and promptly deliver to Lender financial statements of such tenant under any lease.

3.9    Borrower's Obligation to Restore and Rebuild

If the Mortgaged Property is damaged or destroyed by any cause whatsoever, Borrower shall, at its expense, as soon as practicable, repair or rebuild the same, whether insurance proceeds or taking awards are available or not.

Article IV

Insurance

4.1    Coverage

Borrower shall obtain and keep in force, and shall provide Lender with the original policies of insurance as required by the Credit Agreement.

4.2    Application of Proceeds

Notwithstanding anything to the contrary contained in the Credit Agreement, the insurance proceeds with respect to the Mortgaged Property shall be adjusted by and paid to Lender. After deducting all costs and expenses, including reasonable attorneys' fees incurred by Lender in connection therewith, Lender may, in its sole discretion and notwithstanding anything to the contrary contained in the Credit Agreement, either apply such proceeds to the Obligations in such order as it elects or release such portion of the proceeds to Borrower as is necessary to restore the Mortgaged Property to its prior condition insofar as is practicable, upon such terms and conditions as Lender deems appropriate. Lender shall apply the balance thereof, if any, as set forth in the Credit Agreement. If any insurer of the Mortgaged Property denies liability, Borrower shall not be relieved of its obligation to restore the Mortgaged Property. If, having elected to release all or a portion of the proceeds to Borrower for restoration of the Mortgaged Property, at any time thereafter Lender determines that the amount of proceeds is insufficient to complete restoration, Borrower shall deposit the amount of such deficiency with Lender within thirty (30) days after notice from Lender. All plans and specifications for the restoration shall be approved by Lender prior to commencement of the restoration, such approval not to be unreasonably withheld. Except to the extent insurance proceeds are actually retained by Lender and applied to the Obligations, nothing herein shall be deemed to relieve Borrower from the obligation to restore all damage and destruction to the Mortgaged Property, regardless of whether or not sufficient proceeds are available. No such retention and application shall be deemed a cure or waiver of any Event of Default under this Mortgage.

Notwithstanding the foregoing and anything to the contrary contained in the Credit Agreement, Lender agrees to authorize the use of the insurance proceeds with respect to the Mortgaged Property (less all costs and expenses, if any, incurred by Lender in obtaining such insurance proceeds) for restoration provided that:

(i)    no Event of Default exists, nor any event which, with the passage of time or giving of notice or both, would constitute an Event of Default;

(ii)    in Lender's reasonable judgment, the sum of (A) all insurance proceeds paid to Lender, plus (B) all Restoration Deposits (as defined below) are sufficient to complete the restoration;

(iii)    Borrower demonstrates to Lender's satisfaction that Borrower has the financial ability (including without limitation availability of rent insurance and any deposits made by Borrower for principal and interest payments) to make all scheduled payments when due under the Loan Documents during the restoration;

(iv)    in the opinion of the engineer or construction consultant engaged by Lender, (A) the restoration will return the Mortgaged Property to substantially the same size, design and utility as existed immediately before the casualty, and (B) the restoration can be fully completed on or before the date that is the earlier of (1) three (3) months prior to the maturity date of the Notes, and (2) one (1) year after such casualty; and

(v)    the restoration is authorized by and will be performed in accordance with all applicable laws, codes and regulations;

then, Lender, upon the satisfaction of the foregoing conditions (as well as the other conditions set forth in this Mortgage) and upon the written request of Borrower, shall apply such insurance proceeds and Restoration Deposits toward the restoration. As used herein, the term “Restoration

Deposits” means any and all sums or amounts of money which, upon request of Lender upon its determination that insurance proceeds are insufficient to accomplish the restoration, Borrower shall deposit with Lender, into a separate deposit account, in the name of Borrower, and which shall be used for the sole purpose of financing the restoration. Restoration Deposits specifically do not include any and all other sums that Borrower has deposited or may hereafter deposit, from time to time, with Lender, in accordance with any other provisions of the Credit Agreement, this Mortgage or any of the other Loan Documents.

If, at any time, Lender determines in its reasonable judgment that the requirements set forth above are no longer true or that the restoration is not being constructed in compliance with the requirements of this Mortgage, and, if such non-compliance is not corrected within a reasonable time (not to exceed sixty (60) days) after receipt of notice from Lender, Lender may refuse to make any further insurance proceeds or Restoration Deposits available to fund restoration and Lender shall continue to have the rights to apply the insurance proceeds and Restoration Deposits towards repayment of the Obligations, at the sole and absolute discretion of Lender.

Article  V

Eminent Domain

5.1    Taking

In case of any condemnation for public use of, or any damage by reason of the action of any governmental entity or authority to, all or any part of the Mortgaged Property (a “Taking”), or the commencement of any proceedings or negotiations which might result in a Taking or a settlement in lieu thereof, Borrower shall promptly give written notice thereof to Lender, describing the nature and extent of the Taking or the nature of such proceedings or negotiations. Lender may, at its option, appear in any such proceedings or negotiations, and Borrower shall promptly give Lender copies of all notices, pleadings, determinations and other papers. Borrower shall in good faith and with due diligence file and prosecute Borrower's claim for any award or payment on account of any Taking. Borrower shall not settle any such claim without Lender's prior written consent.

5.2    Application of Award

Borrower hereby assigns to Lender all of Borrower's rights in any award received in connection with a Taking or any settlement received in lieu thereof and authorizes such awards and settlements to be paid directly to Lender. If Borrower collects any such award, Borrower shall promptly pay the same to Lender. Any such award, after deducting therefrom all costs and expenses, including reasonable attorneys' fees incurred by Lender in connection therewith, shall be applied as follows:

(a)    Notwithstanding anything to the contrary contained in the Credit Agreement, in the case of a partial Taking, if no Event of Default exists and Lender reasonably determines that the Mortgaged Property can be economically restored and operated in accordance with the Loan Documents, Lender shall release to

Borrower on terms and conditions satisfactory to Lender so much of such award, reduced as provided above, as may be necessary to restore the Mortgaged Property, and the balance, if any, shall be applied to the Obligations in such order as elected by Lender; and

(b)    Notwithstanding anything to the contrary contained in the Credit Agreement, in the case of a complete Taking, or in the case of a partial taking, if an Event of Default exists or if Lender reasonably determines that the Mortgaged Property cannot be economically restored and operated in accordance with the Loan Documents, Lender may, at its option, apply such award, reduced as provided above, to the Obligations in such order as elected by Lender, with any balance to be paid to Borrower.

Article VI

Defaults and Remedies

6.1    Events of Default

The occurrence of any “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

6.2    Remedies

Upon the occurrence and during the occurrence of an Event of Default which is continuing, Lender may, at its option and without notice:

(a)    Exercise any of Lender's remedies provided in this Mortgage and in any of the other Loan Documents;

(b)    Apply to the Obligations in the order set forth in the Credit Agreement any deposits or other sums credited by or due from Lender to Borrower;

(c)    Take possession of the Mortgaged Property without liability for trespass, damages or otherwise, and operate the Mortgaged Property as a mortgagee in possession with all the same powers as could be exercised by a receiver; demand and receive payment of all rents, benefits and profits of the Mortgaged Property, including those past due and unpaid (whether or not the Lender has taken possession of the Mortgaged Property); or have a receiver immediately appointed for the Mortgaged Property and the earnings, revenues, rents, issues, profits and other income thereof and therefrom, with all such powers as the court making such appointment shall confer;

(d)    Make any payments required to be made by Borrower under the Loan Documents or otherwise in respect of the Mortgaged Property. The amount of all such payments shall be immediately due and payable by Borrower, and until paid, shall bear interest at the default rate set forth in the Credit Agreement, and shall be secured by the Loan Documents. Such payments may include, but are not limited to, payments for taxes and other governmental levies, water rates, insurance premiums, maintenance, repairs or improvements of the Mortgaged Property;

(e)    Perform any and all obligations of Borrower under the Loan Documents without waiving any rights or releasing Borrower from any obligations thereunder;

(f)    Exercise any of the rights and remedies of a Secured Party under the Code with respect to the Collateral, including but not limited to:

(i)    Either personally or by means of a receiver, take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter store, use, operate, manage, make repairs, replacements, alterations and additions to and exercise all rights powers of Borrower in respect to the Collateral or any part thereof;

(ii)    Without notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Collateral, including without limitation, paying, contesting or compromising any encumbrance or lien which is prior to the security interest granted hereunder, and in exercising any such powers to pay all expenses incurred in connection therewith;

(iii)    Require Borrower to assemble the Collateral or any portion thereof at the Premises, and promptly to deliver possession of such Collateral to Lender or an agent designated by it. Lender and its agents shall have the right to enter upon any of Borrower's property to exercise Lender's rights hereunder;

(iv)    Sell, lease or otherwise dispose of the Collateral at private or public sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as Lender may determine. Lender may be a purchaser at such sale; and

(v)    Lender shall give Borrower at least ten (10) days' prior written notice of the time and place of any private or public sale of the Collateral or other intended disposition thereof;

(g)    Exercise the STATUTORY POWER OF SALE and all other rights and remedies granted to Lender hereunder; and

(h)    Take such other actions or proceedings as Lender deems necessary or advisable to protect its interest in the Mortgaged Property.

Except as expressly otherwise provided in this Section 6.2, Lender may exercise any or all of its remedies hereunder without the necessity of taking possession of the Premises (whether itself or through an agent). Such rights, remedies and options may be exercised individually, sequentially or in concert, and with respect to all or any portion of the Mortgaged Property. All such rights, remedies and options are cumulative and the exercise of one shall not be deemed a waiver of any of the others or a cure of any default.

6.3    Appraisals and Inspections

Upon the occurrence and during the continuance of an Event of Default and the request by Lender, Borrower shall, at Borrower's sole cost and expense, provide to Lender an updated appraisal of the Mortgaged Property prepared by an appraiser acceptable to Lender and an updated structural inspection of the Mortgaged Property prepared by an engineer acceptable to Lender, in each case containing the such detail as Lender may require in its reasonable discretion.

6.4    Statutory Power of Sale

This Mortgage is on the STATUTORY CONDITION and upon the further condition that all agreements of the Borrower contained in the Loan Documents be fully performed for any breach of which Lender shall have the STATUTORY POWER OF SALE and all other rights and remedies granted to Lender hereunder. In the event of the exercise of the STATUTORY POWER OF SALE, Lender may foreclose on and sell all or any part of the Mortgaged Property, and thereafter Lender shall continue to have the STATUTORY POWER OF SALE so long as any portion of the Mortgaged Property remains subject to this Mortgage.

6.5    Receiver

Upon the occurrence and during the continuance of any Event of Default under this Mortgage, Lender shall be entitled at its option to the appointment of a receiver of the Mortgaged Property. Such appointment may be made without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Mortgaged Property and Lender may be appointed as such receiver. Such receiver shall have power: (a) to collect the rents, issues and profits of the Mortgaged Property; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lease or to extend or renew to expire, beyond the maturity date of the Notes and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interest in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (c) all other powers which may be necessary or appropriate for the protection, possession, control, management and operation of the Mortgaged Property.

6.6    No Waiver or Release

No delay or omission on the part of Lender in exercising any right hereunder or under the Loan Documents shall operate as a waiver of such right or of any other right, and a waiver of any such right on any one occasion shall not be construed as a bar to or a waiver of any such right on any other occasion. No sale of any of the Mortgaged Property, no forbearance on the part of

Lender, no release or partial release of any of the Mortgaged Property, and no extension, whether oral or in writing, of the time for the payment of the whole or any part of the Obligations or any other indulgence given by Lender to Borrower or any other person or entity, shall operate to release or in any manner affect the lien of the Mortgage or the liability of Borrower, notice of any such extensions or indulgences being hereby waived by Borrower. Acceptance by the Lender of any payment in an amount less than the amount then due on the Obligations secured hereby shall be deemed an acceptance on account only and the failure to pay the entire amount then due shall be and continue to be an Event of Default; at any time thereafter and until the entire amount then due on the Obligations secured hereby has been paid, the Lender shall be entitled to exercise all rights conferred upon it in this Mortgage upon the occurrence and during the continuance of an Event of Default. The exercise of any option in this Mortgage by the Lender shall not be deemed a waiver of its rights to exercise any other option; and the filing of a suit for collection of the Notes and foreclosure of this Mortgage or for any other default hereunder shall not preclude sale pursuant to the power of sale contained in this Mortgage after a dismissal of the suit. No provision hereof shall be deemed to release Borrower's obligation to pay the Obligations secured hereby until such time as all thereof have been paid to the Lender in full. If foreclosure should be commenced by the Lender, at any time before the sale of the Mortgaged Property, the Lender may abandon such sale and may at any time or times thereafter again commence such sale, or the Lender may sue for collection of the Notes and foreclosure of this Mortgage; if the Lender should sue for such collection and/or foreclosure, it may at any time before entry of final judgment dismiss the suit and sell the Mortgaged Property pursuant to the power of sale contained herein.

6.7    Borrower's Waiver of Certain Rights

Borrower waives any rights it may have to receive notice of any action or proceeding to enforce Lender's rights under any Loan Document other than the notices herein provided for. In the event of foreclosure, Borrower will not claim the benefit of any law now or hereafter in force providing for any appraisal, stay, extension or redemption. Borrower waives all rights of redemption, appraisal, stay of execution, notice of acceleration and marshalling.

6.8    Effect of Exercise of Rights

Any action taken or sums paid, and any costs or expenses incurred by Lender, including reasonable attorneys' fees, pursuant to Lender's exercise of its rights, shall as between the parties be deemed valid, so that in no event shall the necessity or validity of any such action or payments, costs or expenses be disputed.

6.9    Change in Law

If any law is hereafter enacted by the Commonwealth of Massachusetts changing in any way the laws applicable to mortgages or the taxation thereof or the manner of collection of any such taxes, so as to affect adversely and materially any rights of Lender or any provisions hereof, the Obligations shall, at the election of the Lender, become due and payable on demand; provided, however, that if the Borrower can lawfully pay any amount or promptly perform any obligation, and forthwith pays or performs the same, so that any such change in law does not adversely and materially affect the rights of the Lender, the Obligations shall not be so due and payable on demand.

6.10    Mortgagee in Possession

If Lender enters upon and takes possession of the Mortgaged Property as provided in Section 6.2, Lender may operate and manage the Mortgaged Property and perform any acts which the Lender, in its sole discretion, deems necessary or desirable to protect and preserve the marketability, rentability, increase the income, or conserve the value of the Mortgaged Property. The Lender shall have no liability for any action or inaction while in possession of the Mortgaged Property so long as such action or inaction is taken or omitted in good faith.

Article VII

General

7.1    Construction

The rules of construction set forth in the Credit Agreement shall apply to this Mortgage.

7.2    Successors

This Mortgage shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

7.3    Changes in Writing

This Mortgage may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

7.4    Legal Proceedings

Lender shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding which, in Lender's sole judgment, affects the Mortgaged Property or any of the rights created or secured by any of the Loan Documents. Lender shall have such right whether or not there is a continuing Event of Default hereunder.

7.5    Dealing with Successors

In the event that Borrower conveys its interest in the Mortgaged Property or any portion thereof (without hereby implying any right of Borrower to do so without Lender's prior written consent), Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Mortgage and the Notes secured hereby, either by way of forbearance on the part of Lender or extension of the time of payment of the debt or any sum hereby secured or otherwise, without in any way modifying or affecting the original liability of Borrower or any other party on the Notes secured hereby.

7.6    Further Instruments

At any time and from time to time upon request of Lender, Borrower shall promptly execute and deliver to Lender such additional instruments as may be reasonably required to further evidence the lien of this Mortgage and further to protect the security interest of Lender with respect to the Collateral.

7.7    Other Representations and Warranties

All statements contained in any loan application, certificate or other instrument delivered by Borrower to Lender or Lender's representatives in connection with the Real Estate Term Loan secured by this Mortgage shall constitute representations and warranties made by Borrower hereunder.

7.8    Commercial Loan

Borrower represents to Lender that the proceeds of the Real Estate Term Loan Note secured by this Mortgage will not be used for personal, family or household purposes.

7.9    Section Headings

Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

7.10    Severability of Provisions

Each provision of this Mortgage shall be severable from every other provision of this Mortgage for the purpose of determining the legal enforceability of any specific provision.

7.11    Integration

This Mortgage, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature page follows]

EXECUTED under seal as of Dec 29, 2017.

MICRON PRODUCTS INC.

By:	/s/ Salvatore Emma, Jr.
	Name:	Salvatore Emma, Jr.
	Title:	President & CEO

COMMONWEALTH OF MASSACHUSETTS	)
)
County of Worcester	)

On this 29 day of December, 2017 before me, the undersigned notary public, personally appeared Salvatore Emma as CEO/PRES for Micron Products, Inc., a Massachusetts corporation, proved to me through satisfactory evidence of identification, which evidence was personally known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Judith A. Lucier
NOTARY PUBLIC
My commission expires:
Affix notary seal

JUDITH A. LUCIER
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
July 20, 2023

Signature Page to Mortgage, Security Agreement and Financing Statement.

EXHIBIT A

to

MORTGAGE AND SECURITY AGREEMENT

See attached.

PARCEL I:

The land with the buildings and improvements thereon situated in said Fitchburg, on the southerly side of Summer Street extending to the easterly side of Sawyer Passway, and more particularly bounded and described as follows:

Beginning at a drill hole located on the southerly side of Summer Street and in the northeasterly corner of the premises herein described, said point being the extreme southeasterly corner of land now or formerly of Alvah M. Levy, thence turning and running southeasterly along said southerly side of Summer Street a distance of 81.94 feet, more or less, to a stone bound, thence continuing southeasterly along said southerly side of Summer Street a distance of 85.68 feet, more or less, to a point; thence turning and running S. 58º 46’ W. a distance of 66.99 feet, more or less, to a point; thence turning and running S. 75º 57’ W. a distance of 66.58 feet, more or less, the face of a brick wall; thence turning and running southeasterly and at right angles to the last mentioned course a distance of 16.5 feet, more or less, to a point; thence turning and running southwesterly and at right angles to the last mentioned course a distance of 33 feet, more or less, to a point; thence turning and running northwesterly and at right angles to the last mentioned course a distance of 1.5 feet, more or less, to the center of a brick wall; thence turning and running southwesterly along the center of said wall a distance of 39.47 feet, more or less, to the center of another brick wall; thence turning and running southeasterly along the center of said brick wall for distance of 25.75 feet, more or less, to center of another brick wall; thence turning and running southwesterly along the center of said brick wall a distance of 30.72 feet, more or less, to a point, thence turning and running northwesterly and at right angles to the last mentioned course a distance of 12.95 feet, more or less, to a point; thence turning and running southwesterly and at right angles to the last mentioned course a distance of 39.95 feet, more or less, to a point; thence turning and running northwesterly and at right angles to the last mentioned course a distance of 25.65 feet, more or less, to a point; thence turning and running southwesterly and at right angles to the last mentioned course a distance of 2.5 feet, more or less, to a point; thence turning and running northwesterly and at right angles to the last mentioned course a distance of 1.5 feet, more or less, to the center of a brick wall; thence turning and running southwesterly along the center of said brick wall a distance of 26.52 feet, more or less, to the center of another brick wall, thence turning and running southeasterly along the center of said brick wall a distance of 12.25 feet, more or less, to a point; thence turning and running southwesterly and at right angles to the last mentioned course, a distance of 14.5 feet, more or less, to a point, thence turning and running northwesterly and at right angles to the last mentioned course a distance of 1.5 feet, more or less to the center of a brick wall, thence turning and running southwesterly, partly along the center of said brick wall and along other land now or formerly of Henry E. Cowdry, et al a distance of 44.0 feet, more or less, to a point located on the easterly boundary line of Sawyer Passway, so called, thence turning and running northwesterly along the easterly boundary line of said passway a distance of 148.28 feet, more or less, to an iron pipe set in the ground; thence turning and running N. 75º 57’ E. a distance of 186 feet, more or less to a point; thence turning and running N. 35º 10’ W. a distance of 42.22 feet, more or less, to a stone bound; thence turning and running N. 73º 17’ E. a distance of 7.66 feet, more or less to a point; thence turning and running N. 19º 15’ W. a distance of 7.87 feet, more or less, to a point; thence turning and running S. 35º 10’ E. a distance of 51.13 feet, more or less, to a point; thence turning and running N. 55º 36’ E. a distance of 114.09 feet, more or less, to the point or place of the beginning. Containing 1.22 acres, more or less.

PARCEL II:

The land with the buildings thereon situated in said Fitchburg, on Sawyer Passway off Main Street, and more particularly bounded and described as follows:

Beginning at a point on the Easterly side of said Passway 100 feet from Main Street;

Thence running Southerly 40.6 feet to a stone bound; Southeasterly 130.74 feet;

Southwesterly 11.5 feet; and Southeasterly again 37 feet all by said Passway;

Thence running Northeasterly 185 feet by other land nor or formerly of the grantor;

Thence Northwesterly 41.4 feet by a ten foot passway;

Thence running Southwesterly 22.34 feet and Northwesterly 42.83 feet by another passway;

Thence running Northeasterly 24.76 feet to a bound in said last mentioned passway;

Thence Northwesterly 75.6 feet and Northwesterly but more Westerly 95.58 feet in said passway to the point of beginning.

Being the premises marked as Parcel No. 2 on a plan entitled “Land in Fitchburg owned (formerly) by The Brown Bag Filling Machine Co., dated Mar. 1947 – Leslie M. Willard, C.E.”, recorded with Worcester Northern District Deeds, Plan Book 77, Page 22; and containing about 24,500 square feet of land according to said plan.

PARCEL III:

The land with the buildings thereon situated in said Fitchburg, southwesterly of Summer Street and southeasterly of Sawyer Passway, and being more particularly bounded and described as follows:

Beginning at the most easterly corner thereof at other land now or formerly of Florence Snegg and land now or recently of Bert Kaplan, and at the center of three spikes driven together into a plank platform, which point bears S. 51° 47’ W. fifteen and 65/100 (15.65) feet from a drill hole at Summer Street, and at the most northerly corner of said Kaplan land; thence running S. 51° 47’ W. by said Kaplan land, ninety-nine and 23/100 (99.23) feet to a drill hole in a concrete ramp; thence N. 40° 45’ W., still by said Kaplan land, fifty-one and 13/100 (51.13) feet to a spike set in the black top drive at a thirty foot passway or right of way leading to Sawyer Passway; thence N. 19° 15’ W. by last named passway, twelve and 94/100 (12.94) feet to a spike set in the black top drive at land of the City of Fitchburg; thence N. 51° 34’ E. by last named land, which is now or formerly occupied by a fire station, ninety-seven and 26/100 (97.26) feet to a drill hole which measures .073 feet southeasterly from the most easterly corner of the fire station building; thence S. 38° 10’ E. by land owned now or formerly by said Snegg, and running in the line of the rear face of the stuccoed wall of the building which stands upon land owned now or formerly by said Snegg, a distance of sixty-three and 65/10 (63.65) feet to the point of beginning. Containing 6,358 square feet of land.

It is hereby intended to convey the rear portion of a lot of land described in a deed from Thorton K. Ware and Henry G. Bowen, Administrators of the Estate of Alvah M. Levy, to the said Florence Snegg, dated July 17, 1947, recorded with Worcester Northern District Deeds, Book 632, Page 237, however otherwise therein described, and is shown upon a plan of the premises dated November 20, 1952, by Wm. P. Ray & Co., Registered Engineers and Surveyors, which plan is hereby made a part of this description.

Excepting a reservation by Florence Snegg in Book 711, Page 348 for an easement for access and traveling to and from the rear of her building, for building maintenance and eave projections, over a strip of land 3.00 feet in width extending along the southwesterly side of the full length of the fifth and last course above described.

PARCEL IV:

The land located on the easterly side of Sawyer Passway in said Fitchburg which is bounded and described as follows:

Beginning at the southwesterly corner thereof at a stone bound (2 ½” below grade) at the easterly side of Sawyer Passway and at land of the Fitchburg Gas and Electric Light Company;

SOUTHERLY BOUNDARY:

Thence North 76° 40’ East, by said Fitchburg Gas and Electric Light Company land, 308.07 feet to a stone bound;

Thence North 64° 44’ East, by land now or formerly of Joseph F. Durkin, et al, 19.16 feet, to a drill hole in the westerly side of a stone wall at land of Ray F. Hewes, et al.

EASTERLY BOUNDARY:

Thence North 31° 23’ West, along the westerly side of said stone wall and said Hewes land, 33 feet;

Thence Northerly, in a counter-clockwise curve, by the westerly side of granite stairway and said Hewes land, 20 feet, more or less;

Thence North 30°04’ West, by the westerly side of a stone wall and said Hewes land, 55 feet, to land of the Independent Lock Company.

NORTHERLY BOUNDARY:

Thence South 58° 46’ West, 13.99 feet, more or less;

Thence South 75° 57’ West, 66.58 feet, more or less, to the face of a brick wall;

Thence southeasterly and at right angles to the last mentioned course, 16.5 feet, more or less, to a point;

Thence southwesterly and at right angles to the last mentioned course, 33 feet, more or less, to a point;

Thence northwesterly and at right angles to the last mentioned course, 1.5 feet, more or less, to the center of a brick wall;

Thence southwesterly along the center of said wall, 39.47 feet, more or less, to the center of another brick wall;

Thence southeasterly along the center of said brick wall, 25.75 feet, more or less, to the center of another brick wall;

Thence southwesterly along the center of said brick wall, 30.72 feet, more or less, to a point;

Thence northwesterly and at right angles to the last mentioned course 12.95 feet, more or less, to a point;

Thence southwesterly and at right angles to the last mentioned course 39.95 feet, more or less, to a point;

Thence northwesterly and at right angles to the last mentioned course 25.65 feet, more or less, to a point;

Thence southwesterly and at right angles to the last mentioned course, 2.5 feet, more or less, to a point;

Thence northwesterly and at right angles to the last mentioned course 1.5 feet, more or less, to the center of a brick wall;

Thence southwesterly along the center of said brick wall, 26.52 feet, more or less, to the center of another brick wall;

Thence southeasterly along the center of said brick wall, 12.25 feet, more or less, to a point;

Thence southwesterly and at right angles to the last mentioned course, 14.5 feet, more or less, to a point;

Thence northwesterly and at right angles to the last mentioned course, 1.5 feet, more or less, to the center of a brick wall;

Thence southwesterly, partly along the center of said brick wall, 44.00 feet, more or less, to a point located on the easterly line of Sawyer Passway, so-called.

The entire Northerly Boundary is by land of the Independent Lock Company. WESTERLY BOUNDARY:

Thence southerly along the easterly line of Sawyer Passway, 88.5 feet, more or less, to the place of beginning.

Containing 28,169 square feet, more or less. Together with and including:

Article VIII(a)   All buildings and building fixtures, including but not limited to the plumbing facilities, heating facilities, facilities for transporting electric power, and lighting fixtures now attached in any way to said building; and

(b)   The right to maintain the brick wall which is now located on and supported by a stone wall which forms the Westerly Boundary of the premises of Ray F. Hewes, et al, adjoining the Easterly Boundary of the premises herein conveyed.

Subject, however, to a right in the owners of the premises adjoining the Easterly boundary of the land herein conveyed to enter on the land herein conveyed to such extent as may be necessary to permit them to repair and maintain the said stone wall which forms the Westerly Boundary of their premises and any buildings located on their said premises located between the Easterly boundary of the land herein conveyed and the Westerly side of Summer Street in said Fitchburg.

The Mortgaged Property is together with the right to pass and re-pass over the 30’ wide passway shown on Plan Book 77, Plan 22, and passing over the Mortgaged Property and other land of the Borrower.

For Borrower’s title, see the deeds recorded with the Worcester North District Registry of Deeds in Book 2557, Page 318 and Book 2917, Page 293.

Property Address: 25 and 41 Sawyer Passway, Fitchburg.